Exhibit 10.13

EXECUTION VERSION

GOVERNANCE AGREEMENT

BETWEEN

STAR HOLDINGS

AND

SAFEHOLD INC.

Dated as of March 31, 2023

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement”), dated as of March 31, 2023, is made and entered into by and between Safehold Inc., a Maryland corporation (the “Company”), and Star Holdings, a Maryland statutory trust (“SpinCo”).

WHEREAS, pursuant to that certain Separation and Distribution Agreement (the “Distribution Agreement”), dated as of March 31, 2023, by and between iStar, Inc. (“iStar”) and SpinCo, iStar has distributed all of the interests in SpinCo to its stockholders effective as of the date hereof (the “Spin-Off”);

WHEREAS, immediately following the Spin-Off, SpinCo owned 13,522,651 shares of common stock, par value $0.01 per share (the “Safe Common Stock”), of Safehold, Inc., a Maryland corporation (“Safe”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 10, 2022, by and between iStar and Safe, effective as of the date hereof, (i) Safe merged with and into iStar (the “Merger”) with the Company surviving the Merger and (ii) each share of Safe Common Stock was exchanged for one (1) share of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company;

WHEREAS, following the Merger, SpinCo owns 13,522,651 shares of Company Common Stock;

WHEREAS, (i) SpinCo and the Company have entered into a Registration Rights Agreement (the “Registration Rights Agreement”), and (ii) SpinCo and Safehold Management Services Inc., a Delaware corporation and a Subsidiary of the Company, have entered into a Management Agreement (the “Management Agreement”), each dated as of the date hereof (such agreements, together with the Distribution Agreement and the Merger Agreement, the “Related Documents”); and

WHEREAS, in connection with the transactions contemplated by the Distribution Agreement and the Merger Agreement, the parties desire to enter into this Agreement to govern the arrangements set forth herein among them from and after the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1  Defined Terms. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Activist” means, as of any date of determination, a Person that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the three-year period immediately preceding such date of determination, (i) publicly made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any equity securities of any issuer, including in connection with a proposed Change of Control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) publicly called, or publicly sought to call, a meeting of the shareholders of any issuer or publicly initiated any shareholder proposal for action by shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to Control or influence the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of an issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person. For purposes of this Agreement, the Company and SpinCo shall not be considered Affiliates of each other.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Business Day” means any day which is not a Saturday, a Sunday or a day on which commercial banks in New York, New York are not open for business.

“Change of Control” means any transaction or series of transactions (as a result of a tender offer, merger, consolidation, reorganization or otherwise) that results in (i) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of a majority of the property or assets of the Company and its Subsidiaries (taken as a whole) to any Person or Group (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), (ii) holders of the Company Common Stock outstanding immediately before such transaction or transactions owning, in the aggregate, less than a majority of the voting power of the outstanding Company Common Stock (or any parent or successor entity) immediately after such transaction or transactions or (iii) the majority of the Company Board immediately after such transaction or transactions consisting of directors not approved by a majority of the directors serving immediately prior to such transaction or series of transactions.

“Closing” shall have the meaning given to such term in the Merger Agreement.

“Company Board” means the Board of Directors of the Company.

“Company Board Designee(s)” means, upon appointment to the SpinCo Board, the Initial Designees, or any Replacement Designees, as applicable.

“Company Competitor” means a Person that, together with its Affiliates, engages predominantly in the business of acquiring, originating, manufacturing, owning, managing, financing and/or capitalizing ground leases, including trading or dealing in securities, financial derivatives, store of value products, or interest rate products associated with cryptocurrency, digital currency or virtual currency relating to or derived from such ground lease activities, as such business is being conducted by the Company as of the date hereof; provided, however, that for purposes of this definition, such business shall not include a business that owns, in the aggregate, less than $100,000,000 of ground lease investments, so long as such business does not (i) engage in acquiring, originating, manufacturing, owning, managing, financing and/or capitalizing individual ground leases larger than $10,000,000 in value, or (ii) structure investments in any manner that separates ground lease rent income from ground lease capital appreciation.

“Company Securities” means (i) Equity Securities, (ii) Convertible Company Securities, (iii) Voting Securities, and (iv) any options, warrants or rights to acquire any of the foregoing.

“Control” (including its correlative meanings, such as “Controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Company Securities” means any Company Securities (other than Equity Securities) that provide the holder a right to acquire Equity Securities of the Company or the Operating Partnership, including options, warrants and debt or preferred securities that are convertible into or exchangeable for any Equity Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such interest conveys any voting rights in such security, (ii) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (iii) other transactions hedge the economic effect of such interest.

“Equity Securities” means any equity securities of the Company or any of its Subsidiaries, irrespective of voting interests, including Company Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Group Owner” means SpinCo or any successor thereto by merger, consolidation, reorganization, sale of stock or sale of all or substantially all assets.

“New Common Stock” means any Company Common Stock that the Company issues or sells at any time or from time to time following the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“Operating Partnership” means Safety Income and Growth Operating Partnership L.P., a Delaware limited partnership.

“Ownership” means, with respect to any security, the ownership of such security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Own,” “Owned” and “Owner” shall have correlative meaning.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

“Restrictive Period” means the period beginning on the date hereof and ending upon the earliest to occur of (i) the effective date on which the Company or its Affiliate that manages SpinCo terminates the Management Agreement; or (ii) the date on which both (A) SpinCo ceases to Beneficially Own 7.5% or more of the issued and outstanding shares of Company Common Stock and (B) SpinCo is no longer managed by the Company or one of its Affiliates; or (iii) a Change of Control.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended (or any successor regulation).

“SpinCo Board” means the Board of Directors of SpinCo.

“Stockholder Group” means, collectively, Group Owner and each of its directly or indirectly wholly owned Subsidiaries.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (a) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (b) such Person is a general partner, manager or managing member; or (c) such Person holds a majority of the equity economic interest.

“Transfer” means any direct or indirect offer, sale, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of any security or any interest (including a beneficial interest or an economic entitlement) in, or the ownership, Control or possession of, any security. “Transferred,” “Transferor” and “Transferee” and similar expressions shall have corresponding meanings.

“Voting Securities” means Company Common Stock and all other securities of the Company or its Subsidiaries entitled to vote on any matter coming before the stockholders of the Company for a vote from time to time (whether at a meeting or by written consent), disregarding the effect of Section 2.2.

Section 1.2 Table of Defined Terms. Terms that are not defined in Section 1.1 have the respective meanings set forth in the following Sections:

DEFINED TERM	SECTION NO.
Agreement	Preamble
Company	Preamble
Company Common Stock	Recitals
Distribution Agreement	Recitals
Management Agreement	Recitals
Merger	Recitals
Merger Agreement	Recitals
Registration Rights Agreement	Recitals
Related Documents	Recitals
Safe	Recitals
Safe Common Stock	Recitals
Spin-Off	Recitals
SpinCo	Preamble

ARTICLE II
CERTAIN AGREEMENTS

Section 2.1 Transfer Restrictions.

(a) No member of the Stockholder Group shall Transfer any Company Securities on or before the date that is the nine-month anniversary of the Closing, other than (i) Transfers among the Stockholder Group, (ii) with the prior written consent of the Company, which consent will not be unreasonably withheld, and (iii) pursuant to any bona fide pledging, margin loan or similar agreement or arrangement with a bona fide financing institution so long as SpinCo retains the sole voting control over the right to vote such shares in the absence of a foreclosure thereunder; provided, that if any member of the Stockholder Group ceases to be a part of the Stockholder Group before the date that is the nine-month anniversary of the Closing, any Company Securities Transferred to such member pursuant to clause (i) of this Section 2.1(a) shall be Transferred back to the Stockholder Group prior to or concurrently with the time such member ceases to be a part of the Stockholder Group.

(b) No member of the Stockholder Group shall at any time, without the prior written consent of the Company, Transfer any Company Securities to any Person who, to the knowledge of any member of the Stockholder Group, is an Activist or Company Competitor or any Group that, to the knowledge of any member of the Stockholder Group, includes an Activist or Company Competitor; provided, however, that the restrictions in this Section 2.1(b) shall not apply to (i) Transfers among members of the Stockholder Group; (ii) a Transfer of shares in response to a tender or exchange offer by any Person that has been approved or recommended by the Company Board; (iii) Transfers effected through (A) a bona fide underwritten public offering or (B) a block trade effected on a registered basis or pursuant to Rule 144 under the Securities Act through a broker dealer, placement agent or other similar intermediary so long as the Stockholder Group shall instruct the broker dealer, placement agent or other intermediary to exclude from such block trade (as a Transferee) both Activists and Company Competitors; (iv) Transfers effected through “brokers transactions” within the meaning of Rule 144 executed by a broker-dealer acting as agent for SpinCo, so long as such Transfers are not directed by SpinCo to be made to a particular counterparty; or (v) a Transfer that is a pro rata distribution of Company Securities by SpinCo to the holders of its outstanding equity interests; provided, that any Company Securities Transferred to such member pursuant to clause (i) of this Section 2.1(b) shall be Transferred back to the Stockholder Group prior to or concurrently with the time such member ceases to be a part of the Stockholder Group.

(c) The sole remedy of the Company for any violation of this Section 2.1 shall be to recover damages for breach of contract.

Section 2.2 Voting Arrangements. During the Restrictive Period, the Stockholder Group shall vote (including, if applicable, through the execution of one or more written consents if the stockholders of the Company are requested to vote through the execution of written consents in lieu of any annual or special meeting of the stockholders of the Company) all Voting Securities owned by it (i) in favor of all those Persons nominated to serve as directors of the Company by the Company Board or its Nominating and Corporate Governance Committee, (ii) against any stockholder proposal that is not recommended by the Company Board and (iii) in accordance with the recommendations of the Company Board on all other proposals brought before the Company stockholders.

Section 2.3 Additional Voting Securities; Attendance at Meetings.

(a) For the avoidance of doubt, if after the date of this Agreement any Voting Securities are (i) acquired by the Stockholder Group in the open market or otherwise or (ii) issued by the Company to the Stockholder Group by reason of a stock dividend, stock split, consolidation, reclassification or similar transaction, then such Voting Securities shall be subject to the provisions of this Article II, unless the Company agrees otherwise.

(b) In furtherance of Section 2.2, SpinCo shall be, and shall cause each member of the Stockholder Group to be, present in person, virtually or represented by proxy at all meetings of stockholders to the extent necessary so that all Voting Securities as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

Section 2.4 Irrevocable Proxy Coupled with Interest.

(a) SpinCo hereby irrevocably designates and appoints (and shall cause any member of the Stockholder Group that holds Voting Securities to designate and appoint) the Company Board as the Stockholder Group’s sole and exclusive attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in the relevant stockholder’s name, to (i) attend all meetings of stockholders of the Company (including any postponements or adjournments thereof) and to vote and exercise all voting and related rights (to the fullest extent the stockholder is entitled to do so) or (ii) vote through the execution of written consents in lieu of any annual or special meeting of the stockholders of the Company, in each case with respect to any and all of the Voting Securities owned by the Stockholder Group with respect to the matters set forth in Section 2.2 that are entitled to be voted at such meetings or on such matter by written consent, as applicable.

(b) The irrevocable proxy and power of attorney granted pursuant to this Section 2.4 is intended to be and shall be irrevocable to the full extent permitted by the Maryland General Corporation Law and is coupled with an interest sufficient in law to support an irrevocable power.

(c) For the avoidance of doubt, the irrevocable proxy provided in this Section 2.4 shall remain in effect until the end of the Restrictive Period.

Section 2.5 Standstill. SpinCo agrees that during the Restrictive Period, except as permitted by this Agreement or with the prior written consent of the independent directors of the Company Board, neither SpinCo nor any of its Affiliates will, and SpinCo will cause each of its Affiliates not to, directly or indirectly, in any manner:

(a) Other than as a result of any stock split, stock dividend or distribution or similar involuntary transaction, purchase or otherwise acquire (or agree to acquire, propose or offer to acquire, or facilitate the acquisition of) legal or Beneficial Ownership of (i) any Company Common Stock in excess of the ownership threshold then applicable to the Stockholder Group, (ii) any other Company Securities or (iii) any Derivative Instruments of the Company;

(b) solicit proxies or written consents of stockholders with respect to, or from the holders of, any Voting Securities of the Company, or make, or in any way participate in, any solicitation of any proxy, consent or other authority to vote any Voting Securities of the Company, with respect to the election of directors that have not been approved and recommended by the independent directors of the Company or any other matter that has not been approved and recommended by the Company, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, or seek to advise or encourage any person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the independent directors of the Company, including relating to the removal or the election of directors;

(c) form, join or in any other way participate in a Group with respect to any securities of the Company, or otherwise advise, encourage or participate in any effort by a third party with respect to the matters set forth in clause (b) above;

(d) deposit any Voting Securities in a voting trust or similar contract, arrangement or agreement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Voting Securities, in each case, other than (i) any proxy granted to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company or the Company Board or (ii) pursuant to any bona fide pledging, margin loan or similar agreement or arrangement with a bona fide financing institution so long as SpinCo retains the sole voting control over the right to vote such shares in the absence of a foreclosure thereunder;

(e) call, or publicly request the call of, a special meeting of the stockholders of the Company, make a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company, or initiate or propose any action by written consent of the stockholders of the Company;

(f) seek representation on the Company Board or the removal of any director from the Company Board or propose or request to, or otherwise act, alone or in concert with others, to seek to, change or influence the management, Company Board, governance structure, policies (including dividend policies), capitalization, corporate structure or organizational documents of the Company;

(g) solicit, effect, publicly offer or propose to effect, or cause, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or make any public statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (other than in connection with the Company’s capital raising activities), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Subsidiaries;

(h) make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media), in support of any solicitation described in clause (b) above;

(i) contest the validity or enforceability of the agreements contained in this Section 2.5 (including this clause (i));

(j) take any action which could reasonably be expected to cause or require the Company to make a public announcement, disclosure or filing regarding any of the foregoing, or publicly request to amend, waive or terminate any provision of this Section 2.5;

(k) enter into any agreement, arrangement or understanding with respect to any of the foregoing; or

(l) advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing; it being understood and agreed that the foregoing shall not limit the activities of any director of the Company taken in good faith in his or her capacity as a director.

ARTICLE III
GENERAL PROVISIONS

Section 3.1  Termination. This Agreement shall automatically terminate at such time as each of SpinCo’s and the Company’s rights and obligations hereunder has terminated in accordance with their terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 3.2 Safe Breach Event. SpinCo and its directors, shareholders and agents shall not be deemed to have breached this Agreement or to have failed to comply with any provision of this Agreement if the alleged breach or non-compliance resulted from any action or failure to take any action of the Company and its Affiliates.

Section 3.3 Notifications. Upon written request, SpinCo shall, within ten (10) Business Days of such request, provide the Company in writing with details of its Ownership of Equity Securities and other Company Securities in order to confirm the parties’ rights pursuant to this Agreement.

Section 3.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and shall be construed and interpreted in accordance with, the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Maryland. The Company and SpinCo hereby agree that (a) any and all litigation arising out of this Agreement shall be conducted only in the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the federal court located in Baltimore, Maryland and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters. Each of the Company and SpinCo accepts, for itself and in respect of its property, expressly and unconditionally, the nonexclusive jurisdiction of such courts and hereby waives any objection that the other party may now or hereafter have to the laying of venue of such actions or proceedings in such courts. Insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in the manner set forth in Section 3.9 or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon any the Company and SpinCo in any such courts. Each of the Company and SpinCo further consents to the assignment of any action or proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 (or any successor thereto). Nothing contained herein shall affect the right serve process in any manner permitted by law or to commence any legal action or proceeding in any other jurisdiction. Each of the Company and SpinCo hereby (i) expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any right, power or remedy under or in connection with this Agreement or arising from any relationship existing in connection with this Agreement, and (ii) agrees that any such action shall be tried before a court and not before a jury.

Section 3.5 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a signature delivered by facsimile, email pdf or other electronic form shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 3.6 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 3.7 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 3.8 Entire Agreement; Amendments; Waiver. This Agreement and the Related Documents supersede all other prior oral or written agreements between SpinCo, the Company, their Affiliates and persons or entities acting on their behalf with respect to the matters discussed herein, and this Agreement and the Related Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor SpinCo makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and SpinCo. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. Any amendment or waiver of any provision of this Agreement by the Company shall require the approval of a majority of the independent directors of the Company Board.

Section 3.9 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent via email (provided no automated notice of delivery failure is received by the sender); or (c) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Safehold Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attention: Chief Legal Officer
Email: dheitner@istar.com

If to SpinCo:

Star Holdings
1114 Avenue of the Americas, 39th Floor
New York, New York 10036
Attention: Chief Financial Officer
Email: basnas@istar.com

Section 3.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Neither the Company nor SpinCo shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

Section 3.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 3.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.13 Specific Performance. The parties acknowledge and agree that in the event of a breach or threatened breach of its covenants hereunder other than a breach of Section 2.1, which is addressed in Section 2.1(c), the harm suffered would not be compensable by monetary damages alone and, accordingly, in addition to other available legal or equitable remedies, each non-breaching party shall be entitled to apply for an injunction or specific performance with respect to such breach or threatened breach, without proof of actual damages (and without the requirement of posting a bond, undertaking or other security), and each party hereto agrees not to plead sufficiency of damages as a defense in such circumstances.

Section 3.14 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not any of the transactions contemplated hereby are consummated.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Governance Agreement to be duly executed as of the date first above written.

STAR HOLDINGS

By:	/s/ Jay Sugarman
Name: Jay Sugarman
Title: Chief Executive Officer

SAFEHOLD INC.

By:	/s/ Geoffrey M. Dugan
Name: Geoffrey M. Dugan
Title: General Counsel, Corporate & Secretary

[Signature Page to Governance Agreement]